UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2009

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	000-25705	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike,

Bedford, Massachusetts 01730

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 266-5700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The press release issued by GSI Group Inc. (the “Company”) on August 31, 2009, announcing, among other matters, select financial information with respect to the second fiscal quarter of fiscal year 2009 and approximate ranges of restated revenues in its Precision Technology Segment during fiscal years 2004 through 2008, is filed herewith as Exhibit 99.1 and the information contained therein shall be deemed “furnished” by the Company, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 7.01.	Regulation FD Disclosure.

The press release issued by the Company on August 31, 2009, announcing, among other matters, progress on its revenue recognition review, select financial information with respect to the second fiscal quarter of fiscal year 2009 and approximate ranges of restated revenues in its Precision Technology Segment during fiscal years 2004 through 2008, is filed herewith as Exhibit 99.1 and the information contained therein shall be deemed “furnished” by the Company, and not “filed,” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated August 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

GSI Group Inc.

By:	/s/ Sergio Edelstein
Sergio Edelstein President and Chief Executive Officer

Date: August 31, 2009

EXHIBIT INDEX

99.1	Press Release dated August 31, 2009.